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                                                                  Exhibit 10.47




After recording, return to:
Donn E. Davis, Esquire
Crosby, Guenzel, Davis, Kessner & Kuester
134 South 13th Street, Suite 400
Lincoln, Nebraska  68508

PREPARED BY:

Gregory C. Yadley, Esquire
Shumaker, Loop & Kendrick, LLP
Barnett Plaza, Suite 2800
101 East Kennedy Boulevard
Tampa, Florida  33602



                        MORTGAGE MODIFICATION AGREEMENT


         This Agreement is made as of this first day of April, 1997, by and between ACCEPTANCE INSURANCE COMPANIES INC., a Delaware corporation, having an office at 222 South 15th Street, Suite 600 North, Omaha, Nebraska 68102 (hereinafter referred to as "Mortgagee"), and MAJOR REALTY CORPORATION, a Delaware corporation, having an office at 5728 Major Boulevard, Suite 306, Orlando, Florida 32819-7996 (hereinafter referred to as "Mortgagor").

         The parties recite, declare and agree:

         (1) Mortgagee is the holder of that certain Mortgage Deed and Security Agreement executed by Mortgagor in favor of PNC Bank, Kentucky, Inc., a Kentucky corporation, formerly known as Citizens Fidelity Bank and Trust Company ("PNC"), dated October 11, 1989, and recorded on October 12, 1989, in Official Records Book 4123, Page 1379, as modified by that certain Amendment to Mortgage Deed and Security Agreement dated August 29, 1991, and recorded on August 30, 1991, in Official Records Book 4321, Page 983, as further modified by that certain Notice of Limitation of Future Advances recorded on March 30, 1992, in Official Records Book 4391, Page 3509, as further modified by that certain Modification of Mortgage Deed and Security Agreement dated October 5, 1992, and recorded on October 7, 1992, in Official Records Book 4471, Page 2237, as further modified by that certain Amendment to Mortgage Deed and Security Agreement dated as of January 31, 1994, and recorded March 1, 1994, in Official Records Book 4705, Page 657, as further modified by that certain Amendment to Mortgage Deed and Security Agreement dated as of January 31, 1995, and recorded on February 2, 1995, in Official Records Book 4851, Page 969, and as further modified by that certain Notice of Limitation of Future




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Advances dated as of January 31, 1995, and recorded February 3, 1995, in
Official Records Book 4851, Page 3487, and as further modified by that certain Mortgage and Note Modification Agreement executed by Mortgagor in favor of Mortgagee dated as of October 18, 1995, and recorded on October __, 1995, in Official Records Book ____, Page ____, and as further modified by those certain releases executed and recorded by PNC Bank, Kentucky, Inc. (formerly known as Citizens Fidelity Bank and Trust Company) and by Mortgagee, from time to time, all of the Public Records of Orange County, Florida (hereinafter collectively referred to as the "Mortgage"), which is a lien on the property described in Exhibit "A."

         (2) Mortgagee is the owner and holder of that certain Restated and Consolidated Promissory Note executed by Mortgagor in favor of Mortgagee dated as of October 18, 1995, in the original principal amount of $5,064,144.29, as modified and replaced by that certain Restated and Consolidated Promissory Note, in the original principal amount of $5,450,728.32, dated of even date herewith (hereinafter referred to as the "Note").

         (3) Mortgagee is the holder of a Uniform Commercial Code Financing Statement Form UCC-1 filed on _______________________, 1993 at No.
93-0000113664 of the Records of the Florida Secretary of State, and assigned to Mortgagee by a Uniform Commercial Code Full Assignment Financing Statement Form UCC-3 filed on ______________________, 1995, at No. _______________________ of
the Records of the Florida Secretary of State (hereinafter collectively referred to as the "State Financing Statement").

         (4) (a) Mortgagee is the holder of a Uniform Commercial Code Financing Statement Form UCC-1 recorded in Official Records Book 4123, Page 1454, amended by a Uniform Commercial Code Continuation Financing Statement Form UCC-3 recorded in Official Records Book 4802, Page 789, and assigned to Mortgagee by a Uniform Commercial Code Full Assignment Financing Statement Form UCC-3 recorded on __________________, 1995, in Official Records Book ____, Page ____, all in and upon the Public Records of Orange County, Florida; and

                  (b) Mortgagee is the holder of a Uniform Commercial Code Financing Statement Form UCC-1 recorded in Official Records Book 4567, Page 2802, and assigned to Mortgagee by a Uniform Commercial Code Full Assignment Financing Statement Form UCC-3 recorded in Official Records Book ____, Page ____, all in and upon the Public Records of Orange County, Florida;

(the foregoing financing statements, together with the State Financing Statement hereinafter collectively referred to as the "Financing Statement").

         (5) Documentary stamps have been paid and canceled on the Note.




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         (6) There is presently due and owing the sum of Five Million Four
Hundred Fifty Thousand Seven Hundred Twenty Eight and 32/100 Dollars ($5,$5,450,728.32) upon the Note.

         (7) Mortgagee presently holds the Note and the Mortgage and is legally entitled to enforce collection of the indebtedness evidenced and secured thereby in accordance with the terms therein.

         NOW, THEREFORE, in consideration of the mutual promises herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. The foregoing recitals are made a part of this Mortgage Modification Agreement as if they were more specifically set forth below.

         2. All of the terms and conditions of the Financing Statement shall remain in full force and effect.

         3.       The Mortgage hereby is modified and amended as follows:

                  A. Provided that no default exists under the Mortgage or the Note, Mortgagor shall be entitled to partial releases of all or any portion of the Property from the lien of the Mortgage upon payment to AIC of an amount equal to 75% of the net proceeds of the sale of such Property, which payment shall be applied, first, against the outstanding balance of that certain Line of Credit Promissory Note dated as of April 1, 1997, if any, and, next, against the outstanding balance of the Note.

                  B. All references in the Mortgage to the Note shall be deemed to mean the Restated and Consolidated Promissory Note, of even date herewith, in the principal amount of Five Million
         Four Hundred Fifty Thousand Seven Hundred Twenty Eight and
         32/100 Dollars ($5,450,728.32)

         4. The indebtedness evidenced by the Note and Mortgage, as modified by this Agreement, shall continue to be secured by the Mortgage, as modified. Mortgagor and Mortgagee agree that to the extent, if any, that this Agreement increases Mortgagor's obligation under the Note, said increases are future advances as contemplated by the Note and Mortgage.

         5. Nothing set forth in this Agreement shall be construed or deemed to release or discharge any liens or rights or remedies that Mortgagee heretofore had, may now have or may hereafter acquire against any property, Mortgagor or any other person who is now or may hereafter become liable to Mortgagee upon any debt affected by




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this Agreement and Mortgagee hereby expressly reserves its rights against any such party and property.

         6. Mortgagor hereby acknowledges that (i) Mortgagor has no defense, offset or counterclaim with respect to the payment of any sum owed to Mortgagee, or with respect to any covenant in the Note or the Mortgage; (ii) Mortgagee, on and as of the date hereof, has fully performed all obligations to Mortgagor which it may have had or has on and as of the date hereof; (iii) other than as expressly set forth herein, by entering into this Agreement, Mortgagee does not waive any condition or obligation in the Note or the Mortgage; and (iv) if Mortgagee shall waive or fail to enforce any of the conditions or provisions of this Agreement, the Note or the Mortgage, such waiver shall not be deemed to be a continuing waiver and shall never be construed as such, and Mortgagee shall at any time, without further or other notice, (regardless of any prior waiver by Mortgagee or default of Mortgagor or delay of Mortgagee in exercising any right, privilege or option) have the right to insist upon the enforcement of such conditions or provisions.

         7. Mortgagor will do, execute and deliver, or will cause to be done, executed and delivered all such further acts, documents (including certificates, declarations, affidavits, reports and opinions) and things as the Mortgagee reasonably may request for the purpose of giving effect to this Agreement or for the purpose of establishing compliance with the representations, warranties and conditions of this Agreement.

         8. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         9. All of the terms and conditions of the Mortgage and the other loan documents executed in connection therewith (the "Loan Documents"), other than as herein modified, shall remain in full force and effect. In the event of any conflict or inconsistency between (a) any of the terms of that certain Loan Agreement dated as of October 11, 1989, between Mortgagor and PNC, as modified by that certain Amendment to Loan Agreement dated as of November 30, 1990, as further modified by that certain Second Amendment to Loan Agreement dated as of August 29, 1991, as further modified by that certain Third Amendment to Loan Agreement dated as of January 31, 1994, as further modified by that certain Fourth Amendment to Loan Agreement dated as of January 31, 1995, as further modified by that certain Fifth Amendment to Loan Agreement dated as of September 1, 1995, and as further modified by that certain Sixth Amendment to Loan Agreement dated October 18, 1995 (hereinafter collectively referred to as the "Loan Agreement"), and (b) any provision of this




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Agreement or the Note, the terms of this Agreement and the Note shall prevail and be controlling.

         10. If any provision of this Agreement or any other Loan Document or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained, nor the application of the provision to other persons, entities or circumstances, nor any other instrument referred to hereinabove shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

         11. It is the intent of the parties that this instrument shall not constitute a novation and shall in no way adversely affect the lien priority of the Mortgage or the Loan Documents. In the event that this Agreement or any part hereof shall be construed by a court of competent jurisdiction as operating to effect the lien priority of the Mortgage or the Loan Documents or any of them over the claims which would otherwise be subordinate thereto, then, to the extent so ruled by such court and to the extent that third persons acquiring an interest in such property as is encumbered by the Mortgage or the respective Loan Documents between the time of execution of the Mortgage or the Loan Documents and the execution hereof are prejudiced thereby, this Agreement or such portion hereof as shall be so construed shall be void and of no force and effect and this Agreement shall constitute, as to that portion, a subordinate lien on the collateral described therein, incorporating by reference the terms of the Mortgage or the Loan Documents and which Mortgage or Loan Documents then shall be enforced pursuant to the terms therein contained, independent of this Agreement; provided, however, that notwithstanding the foregoing, the parties hereto, as between themselves, shall be bound by all terms and conditions hereof until all indebtedness owing from Mortgagor to Mortgagee shall have been paid in full.

         12. No provision in this Agreement, the Note or the Mortgage shall be amended, waived, modified, discharged or terminated except by an instrument in writing and signed by the parties hereto.

         13. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

         14. This Agreement and all documents delivered pursuant hereto shall unless otherwise stated be governed by and construed in accordance with the laws of the State of Florida.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       ACCEPTANCE INSURANCE COMPANIES INC.,
                                       a Delaware corporation


                                       By: /s/ Kenneth C. Coon
                                          ----------------------------------
                                          Kenneth C. Coon, Chairman
                                          and Chief Executive Officer


                                       MAJOR REALTY CORPORATION,
                                       a Delaware corporation

                                       By: /s/ David L. Treadwell
                                          ----------------------------------
                                          David L. Treadwell, Chairman
                                          and Chief Executive Officer

STATE OF NEBRASKA
COUNTY OF ___________________

         The foregoing instrument was acknowledged before me this ___ day of April, 1997, by Kenneth C. Coon, the Chairman and Chief Executive Officer of ACCEPTANCE INSURANCE COMPANIES INC., a Delaware corporation, on behalf of the corporation. Such person is personally known to me or has produced ____________________________ as identification.



                                         ------------------------------
                                         Notary Public

My Commission Expires:


STATE OF MICHIGAN
COUNTY OF ___________________

         The foregoing instrument was acknowledged before me this ___ day of April, 1997, by David L. Treadwell, the Chairman and Chief Executive Officer of MAJOR REALTY CORPORATION, a Delaware corporation, on behalf of the corporation. Such person is personally known to me or has produced
____________________________ as identification.


                                       ------------------------------
                                      Notary Public



My Commission Expires:


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